TRANSCAT®

NASDAQ: TRNS

Q3 Fiscal 2026 | Financial Results

Lee D. Rudow
President and CEO

Tom L. Barbato
Chief Financial Officer

February 3, 2026



Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical fact are forward-looking statements. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "will," "expects," "focus," "may," "anticipates," "believes," "should," "plans," "outlook" and other similar expressions or variations thereof. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to outlook, anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q3 FY26 Summary

Consolidated Results

- Q3 Revenue grew 26% vs prior year to $83.9M
- Q3 Gross Margin expanded 60 basis points to 30.1%
- Q3 Adjusted EBITDA* increased 27% from prior year to $10.1M
- CEO Succession Plan Nearing Completion

Service Segment

- Q3 Service Revenue increased 29% to $53.7M
- Q3 Gross Profit grew 25% from prior year to $15.5M
- Management reaffirms fiscal 2026 Service revenue expectations

Distribution Segment

- Q3 Distribution Revenue growth of 20% to $30.2M
- Q3 Gross Profit increased 34% to $9.8M
- Q3 Gross Margin expansion of 330bps to 32.4%

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA*

Revenue

($ in millions)


Service Segment
29%
$41.6
$53.7
Q3 FY25
Q3 FY26
Distribution Segment
20%
$25.2
$30.2
Q3 FY25
Q3 FY26
Consolidated
26%
$66.8
$83.9
Q3 FY25
Q3 FY26

- Consolidated revenue up 26% from prior year to $83.9M as both segments grew double-digits
- Service revenue growth of 29% driven by differentiated value proposition, continued successful integration of acquired companies, and consistent demand in highly regulated end markets which include life sciences, aerospace & defense, and energy; 67th consecutive quarter of YoY growth
- Service organic revenue growth 7%
- Distribution revenue growth of 20% driven by strong performance in product sales and higher-margin rentals

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)



Service Segment
25%
$12.4
$15.5
29.7%
28.8%
Q3 FY25
Q3 FY26
Distribution Segment
34%
$7.3
$9.8
29.1%
32.4%
Q3 FY25
Q3 FY26
Consolidated
28%
$19.7
$25.3
29.5%
30.1%
Q3 FY25
Q3 FY26

- Consolidated Gross Profit of $25.3M increased 28% from prior year
- Service Gross Profit increased 25% to $15.5M
- Distribution Gross Profit increased 34% with 330bps Gross Margin expansion driven by strong performance in higher-margin Rentals

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)



Net Income (Loss)
$2.4
Q3 FY25
Q3 FY26
-$1.1
Diluted EPS
$0.25
Q3 FY25
Q3 FY26
-$0.12
Adjusted Diluted EPS*
$0.45
$0.26
Q3 FY25
Q3 FY26

- Net loss of $1.1M driven by increased levels of amortization due to recent acquisitions and interest expense
- Diluted EPS of ($0.12) vs $0.25 in prior year
- Adjusted Diluted EPS of $0.26 vs $0.45 in prior year

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted Operating Income*, EBITDA* and Margin

($ in millions)

Service Adjusted Operating Income*


$4.9
3.9%
$5.1
11.8%
9.5%
Q3 FY25
Q3 FY26

Distribution Adjusted Operating Income*


$3.0
66%
$5.0
11.9%
16.4%
Q3 FY25
Q3 FY26

Consolidated Adjusted EBITDA*


$7.9
27%
$10.1
11.9%
12.0%
Q3 FY25
Q3 FY26

- Consolidated adjusted EBITDA* grew 27% to $10.1M with 10bps margin expansion
- Distribution adjusted Operating Income* increased 66% due to product sales growth and strategic mix increase of higher-margin rentals
- To distinguish between two non-GAAP measures, the segment non-GAAP results are labeled 'Adjusted Operating Income'. The calculation did not change.

** See supplemental slides for descriptions of these non-GAAP financial measures, reconciliations and other important information regarding Adjusted EBITDA and Adjusted Operating Income. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Nine Months Ended December 27, 2025	Nine Months Ended December 28, 2024
Net cash provided by operations	$28.6	$28.4
Capital expenditures (CapEx)	(11.7)	(10.5)
Operating free cash flow (FCF)**	**$16.9**	**$17.9**

- Net Cash from operations higher compared to prior year
- Capital expenditures remain focused on Service capabilities/expansion, rental pool assets and technology; in line with expectations

***In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	**December 27, 2025**	**March 29, 2025**
Cash & Cash Equivalents	$3.5	$1.5
Total Debt	99.9	32.7
Total net debt**	**96.4**	**31.2**
Shareholders' equity	296.8	286.9
Total capitalization	**396.7**	**319.6**
Debt/total capitalization	25.2%	10.2%
Net debt*/total capitalization	24.3%	9.8%

- 2.00x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*
- $50.1M available from credit facility at quarter-end

** See supplemental slides for a description of the non-GAAP financial measures, the Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

*** In addition to reporting debt, a U.S. generally accepted accounting principle ("GAAP") measure, we present net debt (debt less cash and cash equivalents), which is a non-GAAP measure. We believe net debt is an important measure of financial leverage. Net debt is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of debt and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Net debt, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Outlook*

TRANSCAT Trust in every measure

2026 Expectations

Service segment: We are optimistic given the momentum building in our service segment driven by strong retention, increased customer activity levels, and realization of new business wins.

We expect high single-digit service organic revenue growth for the balance of Fiscal 2026, barring any increased economic uncertainty.

Total Transcat: We expect the fiscal 2026 income tax rate to be in the range of 30% to 32%.

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- We expect our business to continue to benefit from consistent demand in highly regulated end markets which include life sciences, aerospace & defense, and energy
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the SG&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

**Outlook provided as of February 3, 2026*

Questions & Answers

TRANSCAT®

NASDAQ: TRNS

Q3 Fiscal 2026 | Financial Results

Investor Relations

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
TRNS@mzgroup.us

February 3, 2026

TRANSCAT, INC

35 Vantage Point Drive
Rochester, NY 14624


TRANSCAT
1503

Conference Call and Webcast Playback

- Replay Number: **844-512-2921** (US & Canada) **412-317-6671** (international)
  passcode: 11160649
  Telephone replay available through **Tuesday, February 17, 2026**

- Webcast:
  https://viavid.webcasts.com/starthere.jsp?ei=1747104&tp_key=50f6c5b76f

- Webcast / Presentation / Replay available at
  https://www.transcat.com/investor-relations

Supplemental Information

TRANSCAT®
Trust in every measure

Adjusted EBITDA and Operating Income Reconciliation

TRANSCAT® Trust in every measure

($ in thousands)	FY 2026 Q3	FY 2025 Q3
Net Income (Loss)	$ (1,101)	$ 2,357
+ Interest Expense / (Income), net	1,500	(20)
+ Tax (Benefit) Provision	(338)	772
+ Depreciation & Amortization	7,130	4,430
+ Executive Transition Costs	771	-
+ Transaction Expense	45	778
+ Other Expense / (Income)	-	(855)
+ Noncash Stock Compensation	2,061	452
Adjusted EBITDA	$ 10,068	$ 7,914

($ in thousands)	FY 2026 Q3	FY 2025 Q3
Service Operating Income	$ (2,052)	$ 1,412
+ Depreciation & Amortization	5,175	2,451
+ Executive Transition Costs	519	-
+ Transaction Expense	45	778
+ Other (Expense) / Income	(32)	94
+ Noncash Stock Compensation	1,459	186
Service Adjusted Operating Income	$ 5,114	$ 4,921
Distribution Operating Income	$ 2,140	$ 688
+ Depreciation & Amortization	1,965	1,979
+ Executive Transition Costs	252	-
+ Other (Expense) / Income	5	60
+ Noncash Stock Compensation	602	266
Distribution Adjusted Operating Income	$ 4,964	$ 2,993

In addition to reporting operating income and net income, U.S. generally accepted accounting principle ("GAAP") measures, we present Adjusted Operating Income (operating income plus depreciation and amortization, non-cash compensation expense, acquisition related transaction expenses and executive transition costs) and Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, executive transition costs, acquisition related transaction expenses and non-cash stock compensation expense), which are non-GAAP measures. We believe Adjusted Operating Income and Adjusted EBITDA are important measures of our operating performance because they allow management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense, executive transition costs and other items, as applicable, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance and as a basis for planning and forecasting. We use Adjusted Operating Income as a measure of performance when evaluating our business segments. Adjusted Operating Income and Adjusted EBITDA are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, these measures should not be considered as a substitute or alternative for the GAAP measures of operating income and net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measures. Adjusted Operating Income and Adjusted EBITDA, as presented, may produce results that vary from the GAAP measures and may not be comparable to similarly defined non-GAAP measures used by other companies.

Adjusted Diluted EPS Reconciliation

($ in thousands)

($ in thousands except per share data)		
	FY 26 Q3	FY 25 Q3
GAAP Net Income	$ (1,101)	$ 2,357
Add back (deduct)	$ 3,483	$ 1,797
Amortization of Intangibles	3,977	1,879
Acquisition deal costs	45	778
Acq Stock Expense	291	(261)
Executive Transition Costs	771	-
Income Tax Effect at 25%	(1,601)	(599)
Non-GAAP adjusted net income	$ 2,382	$ 4,154
Average diluted shares outstanding	9,329	9,326
Diluted income per share - GAAP	$ (0.12)	$ 0.25
Diluted income per share - Non-GAAP	$ 0.26	$ 0.45

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, executive transition costs and acquisition amortization of backlog), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.